As filed with the Securities and Exchange Commission on February 2, 1994.
                                                      REGISTRATION NO. 33 -


                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549
                             __________________
                                  FORM S-3
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933
                             __________________

                     CHAMPION INTERNATIONAL CORPORATION
           (Exact name of registrant as specified in its charter)
                  New York                      13-1427390
      (State or other jurisdiction of        (I.R.S. Employer
       incorporation or organization)       Identification No.)

                             One Champion Plaza
                        Stamford, Connecticut 06921
                              (203) 358-7000
     (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             __________________
                           LAWRENCE A. FOX, ESQ.
                        Vice President and Secretary
                     Champion International Corporation
                            One Champion Plaza
                        Stamford, Connecticut 06921
                               (203) 358-7000
         (Name, address, including zip code, and telephone number,
                 including area code, of agent for service)

                                  Copy to:
                             ALAN G. STRAUS, ESQ.
                      Skadden, Arps, Slate, Meagher & Flom
                             919 Third Avenue
                         New York, New York 10022
                              (212) 735-3000
                            __________________

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
    From time to time after the effective date of this Registration
 Statement.
    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please
 check the following box.   X
                             __________________

                      CALCULATION OF REGISTRATION FEE

                                 Proposed
                                 maximum    Proposed
                                 offering   maximum
     Title of         Amount      price     aggregate      Amount of
    securities        to be        per      offering      registration
  to be registered  registered   share(1)   price(1)          fee

  Common Stock  . .  17,107,900  $32.56    $557,033,224    $192,080.42
                     shares

    (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and based upon the average of the high and low sale price of Common Stock of the Registrant on the New York Stock Exchange on January 26, 1994
                             __________________

       THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.



               SUBJECT TO COMPLETION, DATED FEBRUARY 2, 1994

    PROSPECTUS

                                17,107,900 SHARES
                       CHAMPION INTERNATIONAL CORPORATION
                                  COMMON STOCK
                                ($.50 PAR VALUE)
                               __________________

            All 17,107,900 shares of Common Stock, par value $.50 per share (the "Shares"), of Champion International Corporation (the "Company") offered hereby are outstanding shares owned by and being sold by the Selling Shareholder named herein. The Company will not receive any of the proceeds from the sale of Shares.

            The Selling Shareholder may offer the Shares from time to time, depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or other national securities exchanges on which the Shares are traded, in the over the counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The Shares may be offered from time to time in any manner permitted by law, including through underwriters, dealers or agents, and directly to one or more purchasers. To the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers. See "Plan of Distribution."

            The Common Stock is listed on the New York Stock Exchange under the symbol "CHA". On February 1, 1994, the last reported sale price of the Common Stock on the New York Stock Exchange was $33-5/8 per share.

                                ________________

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
          COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR
            ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS.  ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ________________

                 THE DATE OF THIS PROSPECTUS IS           , 1994

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

       NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED THEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION. THE DELIVERY OF THIS PROSPECTUS AT ANY TIME DOES NOT IMPLY THAT INFORMATION HEREIN OR THEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF OR THEREOF.

                              ________________

                           AVAILABLE INFORMATION

       The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, including the exhibits filed as part thereof.

       The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. The Registration Statement (with exhibits), as well as such reports, proxy statements and other information, can be inspected and copied at the public reference facilities maintained by the Commission at its principal offices at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at: Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. In addition, copies of such material and other information about the Company are available for inspection at the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

                  INCORPORATION OF DOCUMENTS BY REFERENCE

       The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1992, the Company's Quarterly Reports on Form 10-Q and Form 10-Q/A for the quarterly periods ended March 31, 1993, June 30, 1993 and September 30, 1993 and the Company's Current Reports on Form 8-K dated January 20, 1993, August 26, 1993 and January 18, 1994, which have been filed by the Company under the Exchange Act, are incorporated by reference herein.

       All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement as modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

       The Company hereby undertakes to provide without charge to each person to whom this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits thereto (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to Lawrence A. Fox, Esq., Vice President and Secretary, Champion International Corporation, One Champion Plaza, Stamford, Connecticut 06921; telephone number (203) 358-7000.

                                THE COMPANY

       Champion International Corporation (the "Company") is one of the leading domestic manufacturers of paper for business communications, commercial printing, publications and newspapers. In addition, the Company has plywood and lumber manufacturing operations and owns or controls approximately 5,100,000 acres of timberlands in the United States. The Company's Canadian and Brazilian subsidiaries also own or control significant timber resources supporting their operations.

       The Company, after its merger with St. Regis Corporation in 1984, redefined its business strategy to become primarily a producer of pulp and paper with a particular emphasis on printing and writing papers. In 1993, over 75% of the Company's sales were generated by the Company's paper business.

       The Company was incorporated under the laws of the State of New York in 1937. The principal executive offices of the Company are located at One Champion Plaza, Stamford, Connecticut 06921; telephone number (203) 358-7000.

                        DESCRIPTION OF CAPITAL STOCK

       The following description does not purport to be complete and is qualified in its entirety by reference to the Restated Certificate of Incorporation, as amended (the "Certificate"), and the By-Laws, as amended, of the Company, the Stock Purchase Agreement concerning the Convertible Preference Stock (as defined below) and the Business Corporation Law of the State of New York. Copies of the Certificate, the By-Laws and the Stock Purchase Agreement are exhibits to the registration statement of which this Prospectus is a part.

       The authorized capital of the Company consists of 250,000,000 shares of Common Stock and 8,531,431 shares of Preference Stock, par value $1.00 per share (the "Preference Stock"). The Board of Directors of the Company has the authority to cause shares of the Preference Stock to be issued from time to time in one or more series and to specify the number of shares in each series and the designation and relative rights, preferences and limitations of the shares of each such series. As of the date of this Prospectus, the Company has outstanding 300,000 shares of Preference Stock, $92.50 Cumulative Convertible Series (the "Convertible Preference Stock"), and it has designated, but has not issued, 1,100,000 shares of Preference Stock, Participating Cumulative Series, and 400,000
    shares of Preference Stock, Participating Cumulative Series B (collectively, the "Participating Preference Stock"). The Common Stock, Convertible Preference Stock and Participating Preference Stock do not have preemptive rights, and any other series of Preference Stock issued after the date of this Prospectus will not have preemptive rights unless provided in the designation of such series.


    CONVERTIBLE PREFERENCE STOCK

       Each share of Convertible Preference Stock is entitled to cumulative cash dividends of $92.50 per year and to $1,000 plus accrued and unpaid dividends upon the liquidation of the Company, in each case in preference to the shares of Common Stock. Unpaid dividends bear interest per annum at the greater of 9-1/4% or the prime rate plus 5%. Each share of Convertible Preference Stock is convertible into approximately 26.3 shares of Common Stock and may cast approximately 26.3 votes on each matter submitted to the shareholders, voting as a class with the Common Stock, subject in each case to adjustment under certain circumstances. The Company has the right, except in certain circumstances, to redeem the Convertible Preference Stock for $1,150 per share plus accrued and unpaid dividends. On December 6, 1999, the Company must redeem all the outstanding shares of the Convertible Preference Stock for $1,000 plus accrued and unpaid dividends. Upon the occurrence of a "Change of Control" (as defined in the Certificate), each holder of the Convertible Preference Stock will have the option to require the Company to redeem its shares, at the holder's option, either at $1,000 per share of Convertible Preference Stock or at a price per share of Convertible Preference Stock equal to the price paid for a share of Common Stock in the Change of Control event multiplied by the number of shares of Common Stock into which a share of Convertible Preference Stock is then convertible, plus accrued and unpaid dividends. In addition, except under certain circumstances, the Company has the right to purchase any securities, including Common Stock, owned by the original holders of the Convertible Preference Stock before such securities are sold to third parties.

    PARTICIPATING PREFERENCE STOCK

       Although the Certificate designates two series of Participating Preference Stock aggregating 1,500,000 shares, none of such shares is outstanding. If ever issued, each share of Participating Preference Stock (i) may cast 100 votes on each matter submitted to the shareholders, voting as a class with the Common Stock, (ii) will be entitled to dividends equal to at least 100 times the dividend paid on a share of Common Stock, and (iii) will be entitled to $100 plus accrued and unpaid dividends upon the liquidation of the Company in preference to the shares of Common Stock, subject in each case to adjustment under certain circumstances.

    COMMON STOCK

       Subject to all the rights of the Preference Stock, dividends may be paid upon the Common Stock as and when declared by the Board of Directors out of funds legally available therefor. Upon any liquidation of the Company, and after the holders of the Preference Stock have been paid in full the amounts to which they are entitled, the remaining net assets of the Company will be distributed pro rata to the holders of the Common Stock. Each holder of Common Stock is entitled to cast one vote for each share thereof held.

       The Board of Directors of the Company is divided into three classes that have staggered three-year terms. The terms of approximately one-third of the directors expire each year. The Certificate does not provide for cumulative voting.

       The Transfer Agent and Registrar for the Common Stock is Chemical Bank, New York, New York.


                              USE OF PROCEEDS

       The Company will not receive any proceeds from this offering.

                            SELLING SHAREHOLDER

       The 17,107,900 shares of Common Stock offered hereby (the "Shares") are being offered and sold by Loews Corporation (the "Selling Shareholder"). The Shares constitute all the Common Stock owned directly by the Selling Shareholder and represent approximately 18.39% of the shares of Common Stock outstanding on the date hereof. In addition, a subsidiary of the Selling Shareholder owns $1,510,000 principal amount of the Company's 6.5% Convertible Subordinated Debentures due April 15, 2011, which are convertible into 43,453 shares of Common Stock. If all the Shares are sold pursuant to this Prospectus or otherwise, the Selling Shareholder will not own any of the Company's Common Stock directly and such subsidiary of the Selling Shareholder will own beneficially 43,453 shares of the Company's Common Stock. James S. Tisch, a Director of the Company, is a Director and Executive Vice President of the Selling Shareholder.

                            PLAN OF DISTRIBUTION

       The Selling Shareholder may offer the Shares from time to time depending on market conditions and other factors, in one or more transactions on the New York Stock Exchange or other national securities exchanges on which the Shares are traded, in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. The Shares may be offered in any manner permitted by law, including through underwriters, brokers, dealers or agents, and directly to one or more purchasers. Sales of the Shares may involve (a) sales to underwriters who will acquire Shares for their own account and resell them in one or more transactions at fixed prices or at varying prices determined at time of sale, (b) a block transaction in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (c) purchases by a broker or dealer as principal and resale by such broker or dealer for its account, (d) an exchange distribution in accordance with the rules of any such exchange, and (e) ordinary brokerage transactions and transactions in which a broker solicits purchasers. Brokers and dealers may receive compensation in the form of underwriting discounts, concessions or commissions. The Selling Shareholder and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act"). In the event the Selling Shareholder engages an underwriter in connection with the sale of the Shares, to the extent required, a Prospectus Supplement will be distributed, which will set forth the number of Shares being offered and the terms of the offering, including the names of the underwriters, any discounts, commissions and other items constituting compensation to underwriters, dealers or agents, the public offering price and any discounts, commissions or concessions allowed or reallowed or paid by underwriters to dealers.


       In addition, the Selling  Shareholder may from time to  time sell
    Shares  in  transactions  under   Rule  144  promulgated  under  the
    Securities Act.

       Pursuant to an agreement between the Company and the Selling Shareholder, the Selling Shareholder will pay all the expenses incident to the registration, offering and sale of the Shares, including the registration fee and any commissions and discounts of underwriters, dealers or agents. The Selling Shareholder and the Company have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act.

                               LEGAL MATTERS

       The validity of the Shares will be passed upon for the Company by Lawrence A. Fox, Esq., Vice President and Secretary of the Company. Mr Fox holds options to acquire 18,850 shares of the Company's Common Stock and, as of December 31, 1993, 2,071 shares of the Company's Common Stock were held for his account under an employee benefit plan.

                                  EXPERTS

       The audited financial statements and schedules incorporated by reference in this Prospectus have been audited by Arthur Andersen & Co., independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

    ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       The following table sets forth all fees and expenses payable in connection with the issuance and distribution of the Shares, other than underwriting discounts and commissions. All such fees and expenses will be paid by the Selling Shareholder. All the amounts shown are estimates, except for the Securities and Exchange Commission registration fee.

       Securities and Exchange Commission registration fee. . . $192,080
       "Blue Sky" fees and expenses   . . . . . . . . . . . . .   10,000
       Legal fees and expenses  . . . . . . . . . . . . . . . .   25,000
       Accounting fees and expenses   . . . . . . . . . . . . .    6,000
       Miscellaneous  . . . . . . . . . . . . . . . . . . . . .   10,000

             Total   . . . . . . . . . . .  . . . . . . . . . . $243,080

    ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

       Sections 721-725 of the New York Business Corporation Law (the "BCL") contain detailed provisions regarding indemnification of directors and officers of New York corporations against expenses, judgments, fines and amounts paid in settlement in connection with litigation. Article F of the Restated Certificate of Incorporation, as amended, of the Registrant requires the Registrant to indemnify its directors and officers to the fullest extent permitted by New York law, as such law may be amended from time to time. Article F also allows the Registrant, if and when deemed appropriate, to provide indemnification or reimbursement or advancement of expenses beyond the indemnification specifically allowed by the BCL to the extent permitted by law. In addition, the Registrant has purchased insurance policies that provide coverage for its directors and officers in certain situations.

    ITEM 16.  EXHIBITS.

       4.1 Restated Certificate of Incorporation of the Registrant, filed in the State of New York on October 20, 1986 (filed by incorporation by reference to Exhibit 3.1 to the Registrant's Form 10-K for the fiscal year ended December 31, 1986,
                  Commission   File  No.   1-3053).

       4.2        Certificate  of   Amendment of Restated Certificate  of
                  Incorporation of the State of New  York on  July 18, 1988
                  (filed  by incorporation by  reference to  Exhibit 4.1
                  to   the Registrant's Form  10-Q for the quarter
																		ended  June 30, 1988,  Commission  File No. 1-3053).

      4.3 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, filed in the State of New York on December 6, 1989 (filed by incorporation by reference to Exhibit 4.1 to the Registrant's Form 8-K dated December 14, 1989,
                  Commission   File  No.   1-3053).

       4.4 Certificate of Amendment of Restated Certificate of Incorporation of the Registrant, filed in the State of New York on December 21, 1989 (filed by incorporation by reference to Exhibit 3.4 to the Registrant's Form 10-K for the fiscal year ended December 31, 1989, Commission File No. 1-3053).

       4.5 By-Laws of the Registrant, as amended (filed by incorporation by reference to Exhibit 3(ii).1 to the Registrant's Form 10-Q for the quarter ended March 31, 1993, Commission File No. 1-3053).

       4.6 Stock Purchase Agreement dated December 6, 1989 between the Company and Berkshire Hathaway Inc. and certain of its affiliates (filed by incorporation by reference to Exhibit 28 to the Registrant's Form 8-K dated December 14, 1989,
                  Commission   File  No.   1-3053).

       4.7 Agreement dated February 2, 1994 between the Registrant and Loews Corporation.

        5 Opinion of Lawrence A. Fox, Esq., Vice President and Secretary of the Registrant, as to validity of the Shares, including consent.

       23         Consent of Arthur Andersen & Co.

       24         Power of Attorney.

    ITEM 17. UNDERTAKINGS.

       (a)   The undersigned Registrant hereby undertakes:

         (1)  To  file, during any  period in which offers  or sales are
    being  made,  a  post-effective   amendment  to  this   Registration
    Statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
    Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

       PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF STAMFORD, STATE OF CONNECTICUT, ON FEBRUARY 2, 1994.

                                        CHAMPION INTERNATIONAL CORPORATION

                                          By:    /S/  LAWRENCE A. FOX
                                                    (Lawrence A. Fox)
                                           Vice President and Secretary

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED:

              Signature               Title                  Date


                                 Chairman of the Board,      February 2, 1994
                                 Chief Executive Officer,
                                 and Director (Principal
                    *            Executive Officer)
         (Andrew C. Sigler)

                                 Vice Chairman and Director  February 2, 1994
                                 (Principal Accounting
                    *             Officer)
        (Kenwood C. Nichols)

                                Senior Vice President -      February 2, 1994
                                Finance (Principal
                    *           Financial Officer)
         (Gerald J. Beiser)


                    *                   Director             February 2, 1994
        (Robert A. Charpie)

                    *                   Director             February 2, 1994
         (Alice F. Emerson)


                    *                   Director             February 2, 1994
         (Allan E. Gotlieb)

                    *                   Director             February 2, 1994
           (L. C. Heist)

                                        Director
         (Sybil C. Mobley)

                    *                   Director             February 2, 1994
        (H. Barclay Morley)

                    *                   Director             February 2, 1994
         (Lawrence G. Rawl)

                    *                   Director             February 2, 1994
        (Walter V. Shipley)

                    *                   Director             February 2, 1994
          (James S. Tisch)

                    *                   Director             February 2, 1994
        (Richard E. Walton)

                    *                   Director             February 2, 1994
         (John L. Weinberg)

      *By:       /S/ LAWRENCE A. FOX
                  (Lawrence A. Fox)

        A Power of Attorney authorizing Lawrence A. Fox, Marvin H. Ginsky and Andrew C. Sigler and each of them to sign this Registration Statement and all amendments hereto as attorneys for directors and officers of the Registrant is being filed concurrently with the Securities and Exchange Commission as Exhibit 24 to this Registration Statement.